Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
WAFER SUPPLY AGREEMENT
This WAFER SUPPLY AGREEMENT (this “Agreement”) is made this 2nd day of March, 2009, (the “Effective Date”), by and among (i) Advanced Micro Devices, Inc., a Delaware corporation (“AMD”); (ii) with respect to all of the provisions in this Agreement other than those in Sections 5.5(a), 6.2, 7.1 and 7.3(a) and the related provisions in connection with U.S. sales activities only (though without limiting FoundryCo’s guarantee obligations pursuant to Section 15.7), The Foundry Company, an exempted company incorporated under the laws of the Cayman Islands (“FoundryCo”) on behalf of itself and its direct and indirect wholly-owned subsidiaries, including all FoundryCo Sales Entities and FoundryCo Manufacturing Entities, as further set forth herein; and (iii) subject to FoundryCo’s guarantee obligations pursuant to Section 15.7, with respect to Sections 5.5(a), 6.2, 7.1 and 7.3(a) and the related provisions in connection with U.S. sales activities only, AMD Fab Technologies US, Inc., a Delaware corporation and a wholly-owned subsidiary of FoundryCo (“USOpCo”).
WHEREAS, AMD has been in the business of designing and manufacturing semiconductor products;
WHEREAS, AMD desires to transfer its business of manufacturing and sorting semiconductor products to FoundryCo pursuant to the Master Transaction Agreement by and among AMD, Advanced Technology Investment Company LLC and West Coast Hitech L.P., dated as of October 6, 2008 (as may be amended from time to time, the “Master Agreement”);
WHEREAS, it is the intent of the parties that this Agreement establish a productive, mutually-beneficial relationship among the parties that will mitigate key risks for each party by establishing volume, capacity and pricing commitments by each party pursuant to the terms and conditions set forth herein;
WHEREAS, the parties also desire that this Agreement help establish business processes for the parties to work closely together on planning capacity and supply;
WHEREAS, FoundryCo is a company whose primary purpose is the provision of wafer fabrication foundry services and FoundryCo is willing to provide such services to AMD on the terms and conditions set forth herein, and AMD is willing to engage FoundryCo to provide foundry services to AMD on the terms and conditions set forth herein; and
WHEREAS, all purchases of Products by AMD will be made from FoundryCo Sales Entities, including USOpCo, and all manufacturing of Products for AMD will be performed by FoundryCo Manufacturing Entities;
NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and among the parties as follows:
1.DEFINITIONS

For the purpose of this Agreement the following capitalized terms are defined in this Section 1 and shall have the meaning specified herein. Other terms that are capitalized but not specifically defined below or in this Agreement shall have the meaning set forth in the Master Agreement.
1.1 “Actual Quarterly GPU Wafers Shipped” shall mean the actual number of Wafer Outs for GPU Products delivered in a fiscal quarter from the applicable FoundryCo Sales Entities to AMD.
1.2 “Actual Quarterly Total GPU Wafer Demand” shall mean the actual number of Wafer Outs for GPU Products delivered in a fiscal quarter from all foundry partners to AMD.
1.3 “Actual Quarterly GPU Wafer Demand Percentage” is calculated as Actual Quarterly GPU Wafers Shipped divided by Actual Quarterly Total GPU Wafer Demand.
1.4 “AMD Furnished Property” shall mean materials or tooling that AMD consigns to the applicable FoundryCo Manufacturing Entities for use by the applicable FoundryCo Manufacturing Entities to process AMD’s Product orders or to perform services on AMD’s behalf, as further set forth in this Agreement, including such materials or tooling (other than Sort Equipment owned by the applicable FoundryCo Manufacturing Entities on the Effective Date pursuant to the Master Agreement) required by the FoundryCo Manufacturing Entities to provide Sort Services pursuant to the terms of this Agreement.
1.5 “AMD Indemnified Parties” shall have the meaning set forth in Section 10.2.
1.6 “AMD MPU Specific Development Wafer Cost” shall mean the sum of:
    (a) During a Period, the number of Development Wafer Starts for MPU Products multiplied by the AMD MPU Specific Direct Material Cost, divided by the sum of the number of Production Wafer Starts for MPU Products and the number of Development Wafer Starts of MPU Products, which, in an equation format, shall be:
; and
    (b) During such Period, (i)(1) the number of Development Wafer Starts for MPU Products multiplied by the Development Factor and then multiplied by (2) the AMD MPU Specific Manufacturing Costs less the AMD MPU Specific Direct Material Cost, divided by (ii) the sum of (1) the number of Production Wafer Starts for MPU Products and (2) the number of Development Wafer Starts for MPU Products multiplied by the Development Factor, which, in an equation format, shall be

1.7 “AMD MPU Specific Direct Material Cost” shall mean the actual cost of Raw Wafers for MPU Products.
1.8 “AMD MPU Specific Fixed Cost” shall mean all AMD MPU Specific [****] actually incurred during a Period, other than the AMD MPU Specific [****]. For the avoidance of doubt and notwithstanding anything to the contrary, AMD MPU Specific Fixed Cost shall include, and AMD shall pay, [****] for the [****] existing on the Effective Date (which shall be [****] in [****] and [****] in [****]) and [****] for the [****] to be put in [****] to [****] AMD MPU Product [****], and agreed to by the parties, pursuant to Sections 2.2 and 5.1 that have not been recouped by the applicable FoundryCo Manufacturing Entities.
1.9 “AMD MPU Specific Inventory Change” shall mean the amount calculated by subtracting (a) the gross inventory dollars attributable to MPU Products manufactured for AMD at the end of a relevant Period from (b) the gross inventory dollars attributable to MPU Products manufactured for AMD at the beginning of such Period (excluding, in each case, Raw Wafers).
1.10 “AMD MPU Specific Manufacturing Costs” shall mean all [****] and [****] costs incurred in the MPU Product wafer manufacturing process (including [****] Services Cost and [****] cost (which shall include [****] on [****] owned by the FoundryCo Manufacturing Entities on the Effective Date), and whether or not such wafers are [****] and whether or not such wafers are [****] or are in [****]) and which would properly be included according to industry and accounting standards in the cost of a [****], [****] or a [****]. AMD MPU Specific Manufacturing Costs shall not include [****], nor shall it include [****] or [****] and [****]. AMD MPU Specific Manufacturing Costs shall be equal to the sum of AMD MPU Specific [****] and AMD MPU Specific [****]. In addition, AMD MPU Specific Manufacturing Costs shall be equal to the sum of AMD MPU Specific [****] and AMD MPU Specific [****].
1.11 “AMD MPU Specific Other COGS” shall mean FoundryCo’s allocation of other costs of goods sold related to MPU Products not otherwise specified as AMD MPU Specific [****], as determined in accordance with industry and accounting standards as generally applied by FoundryCo, and which includes as of the Effective Date a portion of the [****] of [****] related [****], a portion of the [****] of the [****] organization (mostly within the sub-organization [“****,”] which is almost entirely [****]), a portion of the [****] related to [****], as well as a portion of other costs (including certain [****] allocated to COGS) that are incurred in direct support of the [****] in the FoundryCo Manufacturing Entities’ facilities.
1.12 “AMD MPU Specific Production Wafer Cost” shall mean the sum of:

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

    (a) During a Period, the number of Production Wafer Starts for MPU Products multiplied by the actual AMD MPU Specific Direct Material Cost, divided by the sum of the number of [Production Wafer Starts for MPU Products and the number of Development Wafer Starts for MPU Products, which, in an equation format, shall be:

; and
(b) During such Period, (i)(1) the number of Production Wafer Starts for MPU Products multiplied by (2) the AMD MPU Specific Manufacturing Costs less the AMD MPU Specific Direct Material Cost, divided by (ii) the sum of (1) the number of Production Wafer Starts for MPU Products and (2) the number of Development Wafer Starts for AMD MPU Products multiplied by the Development Factor, which, in an equation format, shall be:
1.13 “AMD MPU Specific Total COGS” shall mean the sum of AMD MPU Specific Production Wafer Cost, AMD MPU Specific Other COGS and AMD MPU Specific Inventory Change.
1.14 “AMD MPU Specific Variable Cost” shall mean those AMD MPU Specific Manufacturing Costs actually incurred during a Period, consisting of AMD MPU Specific Direct Materials Cost, and [****] percent ([****]%) of [****].
1.15 “AMD-Specific Engineering Expense Allocation” shall mean the actual costs incurred by FoundryCo Manufacturing Entities in developing AMD-Specific Manufacturing Process Technologies.
1.16 “AMD-Specific License Fee Allocation” shall mean [****] percent ([****]%) of the aggregate [****] fees incurred by FoundryCo according to the [****] and [****] between [****] and AMD dated as of [****], as may be amended from time to time, for both [****] and [****] process technologies, and [****] percent ([****]%) of any additional licenses required specifically for MPU Products.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.17 “AMD-Specific Manufacturing Process Technology” shall refer to any manufacturing or sorting process technology used at the time of development by any FoundryCo Manufacturing Entity specifically for AMD. For purposes of example only, as of the Effective Date, the [****] is currently considered an AMD-Specific Manufacturing Process Technology. For the avoidance of doubt, [****] process technology, unless specifically designed to manufacture only Products, is not an AMD-Specific Manufacturing Process Technology.
1.18 “AMD-Specific Process Engineering Wafer Starts” shall mean the Wafer Starts of AMD-Specific Process Engineering Wafers.
1.19 “AMD-Specific Process Development Wafers” or “AMD-Specific Process Engineering Wafers” shall mean Process Engineering Wafers processed by a FoundryCo Manufacturing Entity utilizing an AMD-Specific Manufacturing Process Technology.
1.20 “AMD-Specific Process Engineering Wafer Cost” shall mean the portion of AMD MPU Specific Development Wafer Costs incurred to produce AMD-Specific Process Engineering Wafers. It shall be determined based on the ratio of AMD-Specific Process Engineering Wafer Starts] to Development Wafer Starts (for MPU Products).
1.21 “AMD-Specific Product Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which a Product is Qualified.
1.22 “AMD-Specific Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which an AMD-Specific Qualified Process is established and tested at the applicable FoundryCo Manufacturing Entity and the MPU Products are manufactured using an AMD-Specific Qualified Process to meet the Specifications.
1.23 “AMD-Specific Qualified Process” shall mean the wafer manufacturing processes used at the applicable FoundryCo Manufacturing Entity specifically for production of Wafers for AMD with respect to MPU Products, and any other FoundryCo-proprietary wafer manufacturing process approved by the parties specifically to produce MPU Products on AMD’s behalf.
1.24 “AMD-Specific R&D Costs” shall mean the sum of AMD-Specific [****], AMD-Specific [****] and AMD-Specific [****].
1.25 “[****]” shall mean the [****] of the applicable FoundryCo Manufacturing Entities’ [****] to [****] the [****] of (a) any [****] within the FoundryCo Manufacturing Entities and (b) any [****] to AMD.
1.26 “Binding Forecast” shall mean AMD’s MPU Product forecast for the first [****] months of any rolling [****] month MPU Product forecast as set forth in Section 5.1 and in accordance with Section 2.2. For the avoidance of doubt, a “Binding Forecast” shall not include any forecast that requires more capacity to manufacture the relevant Products than the capacity that had been agreed upon pursuant to Section 2.2.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.27 “Binding Forecast Period” shall mean the first [****] months of any rolling [****] month MPU Product forecast.
1.28 “[****]” shall have the meaning set forth in Section 2.1(b)(i).
1.29 “[****] Change of Control Transaction” shall mean a transaction with or among [****] or any of its subsidiaries and any other person (other than FoundryCo) with respect to (a) a merger, consolidation, business combination or similar transaction of [****], (b) any purchase of an equity interest (including by means of a tender or exchange offer) representing an amount equal to or greater than a [****] percent ([****]%) voting or economic interest in [****], or (c) any purchase of assets, securities or ownership interests representing an amount equal to or greater than [****] percent ([****]%) of the consolidated assets of [****] and its subsidiaries taken as a whole (including stock of [****]’s subsidiaries); provided that a sale or transfer of assets that are not used to manufacture on behalf of [****] shall not be included in the calculation of assets to determine a [****] Change of Control Transaction.
1.30 “COGS” shall mean cost of goods sold in accordance with AMD’s standard practices in effect as of the Effective Date.
1.31 “Confidential Information” shall mean all proprietary or nonpublic information disclosed by one party to another party in connection with this Agreement, whether in graphic, oral, written or electronic form, directly or indirectly, which information (a) is marked as “proprietary” or “confidential” or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure, or (b) provided under circumstances reasonably indicating that it constitutes confidential and proprietary information.
1.32 “Development Factor” shall mean a factor calculated once per fiscal year (within the first fiscal quarter of a year for application to that fiscal year) by FoundryCo to reflect [****] for processing [****] versus a [****] Wafer. The Development Factor is used for the [****] of AMD MPU Specific [****] for a Period into AMD MPU Specific [****] and AMD MPU Specific [****]. The Development Factor consists of a factor for [****] and a factor for [****] that are consolidated into one factor (weighted with the [****] of the respective [****] categories). The development factor for [****] reflects the higher effort due to engineering times before, during and after processing [****], e.g. creation of ERFs, writing reports, R&D-analysis, and split lots. The calculation is based on [****] via [****] for representative ERFs and on processing data of the ERFs in the manufacturing execution system (currently [****]). The development factor for [****] reflects the [****] for [****] versus a [****]. The data is collected and calculated through a software tool. Output of this software tool is per [****] per [****] versus [****] per [****] over [****]. This [****] will be weighted with the running [****] per [****]. As of the Effective Date, the Development Factor is [****].
1.33 “Development Wafer Starts” shall mean the combined Wafer Starts of AMD-Specific Process Engineering Wafers and Product Development Wafers.
1.34 “Die” shall mean one of the semiconductor devices on a Wafer produced by FoundryCo for AMD using a Qualified Process.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.35 “Dispute” shall have the meaning set forth in Section 15.11(b).
1.36 “Dispute Notice” shall have the meaning set forth in Section 15.11(b).
1.37 “Embedded Products” shall mean x86-based semiconductor devices or any other device based on new architecture or architecture adopted in the future, in each case, other than MPU Products that are used in systems that have targeted applications, and which are not designed for use as central processing units for general purpose desktop, notebook, workstation, server computers or game consoles. Embedded Products shall include AMD’s Geode™ product lines.
1.38 “Engineering Change” shall mean any change to the process, materials, equipment, technology, location or any other items listed in FoundryCo’s standard specifications for which a change would affect the performance, function or reliability of the Wafers.
1.39 “Engineering Request Form” or “ERF” shall mean an engineering request form submitted by AMD to FoundryCo to carry out an experiment in a process line.
1.40 “Engineering Wafers” shall mean those Wafers required for the Qualification Plan or delivered to AMD for testing pursuant to AMD’s request. Engineering Wafers consist of Process Development Wafers and Product Development Wafers.
1.41 “Epidemic Failure” shall mean the occurrence of an average in-field failure rate of [****] percent ([****]%) or more per month of the total units for a particular Product delivered in any rolling [****] month period.
1.42 “Fab Start up Costs” shall mean the costs required by FoundryCo to establish new facilities or to convert existing facilities to new wafer sizes (e.g., from 200mm to 300mm) and any other costs which FoundryCo would otherwise include in this category.
1.43 “Forecasted GPU Wafer Demand” shall mean a non-binding, rolling [****] month forecast describing the monthly Wafer Outs expected to be placed by AMD on FoundryCo Sales Entities for GPU Products.
1.44 “Forecasted Total GPU Wafer Demand” shall mean a non-binding, rolling [****] month forecast describing the total Wafer Outs expected to be placed by AMD on all foundry partners for GPU Products.
1.45 “Forecasted GPU Wafer Demand Percentage” is calculated as Forecasted GPU Wafer Demand divided by Forecasted Total GPU Wafer Demand.
1.46 “FoundryCo Indemnified Parties” shall have the meaning set forth in Section 10.1.
1.47 “FoundryCo Manufacturing Entities” shall mean FoundryCo and any direct or indirect wholly-owned subsidiaries of FoundryCo to which FoundryCo has delegated the responsibility to manufacture Products for AMD in accordance with this Agreement.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.48 “FoundryCo Sales Entities” shall mean USOpCo and any other direct or indirect wholly-owned subsidiaries of FoundryCo to which FoundryCo has delegated the responsibility to process purchase orders from AMD and to offer to sell and sell Products to AMD in accordance with this Agreement.
1.49 “Fusion Products” shall mean both (a) MPU Products that incorporate GPU Products and (b) GPU Products that incorporate MPU Products; for purposes hereof, subsection (iv) of the “MPU Products” definition referring to “Fusion Products” shall not apply.
1.50 “GAC” shall mean gases, acids and chemicals.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.51 “G&A Expenses” shall mean standard general and administrative expenses, as calculated by FoundryCo in accordance with accounting standards as generally applied by FoundryCo.
1.52 “GPU Minimum Percentage” shall have the meaning set forth in Section 2.1(c)(ii).
1.53 “GPU Product” shall mean an integrated or discrete graphics processing unit. As an example, as of the Effective Date, GPU Products consist of integrated or discrete graphics processing unit for use in any of the following or similar products: desktop computers, notebook computers, servers, workstations or game consoles.
1.54 “Interim Relief Proceeding” shall have the meaning set forth in Section 15.11(c).
1.55 “Lead Time” shall mean the time between the date an order is accepted by a FoundryCo Sales Entity and the date the Wafers are made available for shipment by the FoundryCo Sales Entity.
1.56 “Major Change” shall mean a change to a manufacturing process that would affect the form, fit, or function of a Product of AMD or that otherwise materially affects a manufacturing process for AMD.
1.57 “Minimum Batch Size” shall mean the minimum total number of Wafers in a Process Batch for a particular Product.
1.58 “MPU Products” shall mean any of the following: (i) the x86, x86-64, and IA (Intel Architecture)-64 families of microprocessors, (ii) any existing or new microprocessors based on the x86, x86-64, and IA-64 family architecture, or any new instruction set for a processor described in clause (i) first introduced by AMD, (iii) any microprocessors based on new architecture or an architecture adopted in the future, or (iv) Fusion Products. As used in this definition, a microprocessor shall include a component that can execute computer programs and is the central processing unit controlling an electronic device.
1.59 “Other Future Products” shall mean any future integrated circuit devices designed by AMD other than GPU Products and MPU Products.
1.60 “Partnership Committee” shall have the meaning set forth in Section 3.2(a).
1.61 “Period” shall mean a fiscal month or fiscal quarter, as applicable to the specific measurement period in question.
1.62 “Process Batch” shall mean a group of wafers that are processed together as a group.
1.63 “Process Development Wafers” or “Process Engineering Wafers” shall mean Engineering Wafers produced by a FoundryCo Manufacturing Entity to enable it to design, develop, establish, test, improve and validate FoundryCo Manufacturing Entity manufacturing processes. For avoidance of doubt, Process Development Wafers or Process Engineering Wafers

shall not include Engineering Wafers expressly requested by AMD, which shall be counted as Product Development Wafers.
1.64 “Process Node” shall mean a specific geometry loosely based on minimum line width at which semiconductor integrated circuit devices, and the photomasks or reticles used in the manufacture of those devices, are manufactured (e.g., a 45 nm process node). For avoidance of doubt, Process Nodes shall include half nodes (e.g., 40nm and 28nm process nodes).
1.65 “Product” shall mean an integrated circuit device incorporating AMD’s proprietary designs to be manufactured by the FoundryCo Manufacturing Entities and sold to AMD by the FoundryCo Sales Entities, including Embedded Products, GPU Products, MPU Products and Other Future Products. The Products will be provided to AMD as unprobed Wafers, probed Wafers or bumped Wafers, as specified in the applicable purchase order.
1.66 “Product Development Wafers” shall mean Engineering Wafers requested by AMD and produced by the FoundryCo Manufacturing Entities to test, evaluate and validate Product designs, including, but not limited to, design verification and engineering verification.
1.67 “Product Development Wafer Cost” shall mean the portion of AMD MPU Specific Development Wafer Cost related to Product Development Wafer Starts, determined as the ratio of Product Development Wafer Starts to Development Wafer Starts (for MPU Products).
1.68 “Product Development Wafer Starts” shall mean the Wafer Starts of Product Development Wafers.
1.69 “Production Wafers” shall mean the finished silicon wafers for the Products to be manufactured by the FoundryCo Manufacturing Entities in accordance with the applicable Specifications and using the Qualified Processes, and shall include Risk Starts.
1.70 “Production Wafer Starts” shall mean Wafer Starts for Production Wafers.
1.71 “Qualification Plan” shall mean the qualification tests and schedules to be agreed upon by the parties under which a Qualified Process is established and tested at FoundryCo Manufacturing Entities and relevant Wafers are manufactured using the Qualified Process to meet the Specifications.
1.72 “Qualification” or “Qualified” shall mean the mutual determination that the relevant Wafers meet the Specifications in accordance with the applicable Qualification Plan for a particular Product.
1.73 “Qualified Process” shall mean the wafer manufacturing processes used at FoundryCo for production of relevant Wafers, and any other FoundryCo Manufacturing Entity proprietary wafer manufacturing process approved by the parties to produce relevant Wafers.
1.74 “Quarterly Business Reviews” or “QBRs” shall mean business reviews held every fiscal quarter by the Partnership Committee or their designees as mutually agreed to by the parties.

1.75 “Quarterly Technical Reviews” or “QTRs” shall mean technical reviews held every fiscal quarter by the Partnership Committee or their designees as mutually agreed to by the parties.
1.76 “R & D” shall mean research and development.
1.77 “Raw Wafers” shall mean unprocessed or bare silicon wafers purchased by FoundryCo Manufacturing Entities and used by FoundryCo Manufacturing Entities as a substrate to enable the FoundryCo Manufacturing Entities to fabricate Wafers on behalf of AMD as set forth in this Agreement.
1.78 “Raw Wafer Cost” shall mean the actual cost to the FoundryCo Manufacturing Entities of a Raw Wafer.
1.79 “Recall” shall mean a recall, field correction, market withdrawal, stock recovery, or other similar action with respect to any Products delivered under this Agreement and related to manufacturing of such Products (and not related to AMD’s Product designs or Specifications) other than Engineering Wafers.
1.80 “Relevant Executive Officer” shall have the meaning set forth in Section 3.2(b).
1.81 “Representatives” shall have the meaning set forth in Section 13.1.
1.82 “Residual Information” shall mean with respect to Confidential Information, information in non-tangible form which may be incidentally retained in the unaided memory of the receiving party’s personnel having had access to the Confidential Information of the disclosing party, and which such personnel cannot identify as Confidential Information of the disclosing party. Such personnel’s memory is “unaided” if the personnel have not intentionally memorized any Confidential Information of the disclosing party.
1.83 “Risk Starts” shall mean Production Wafer Starts for Products that have yet to be accepted by a customer. Process Development Wafers and Product Development Wafers are not Risk Starts.
1.84 “RFQ” shall mean request for quotation with respect to the [****] of [****] as specified in Exhibit B.
1.85 “RMA” shall mean return material authorization. An RMA process is a process by which Products are identified as defective, returned to a FoundryCo Sales Entity or scrapped, and the applicable FoundryCo Sales Entity or FoundryCo Manufacturing Entity undertakes specified remediation activities and provides refunds or credits, as further specified in Exhibit E.
1.86 “RMA Threshold” shall mean a percentage of the Target Yield for each Product, as determined by the Partnership Committee on a Product by Product basis.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

1.87 “Sales and Marketing Expenses” shall mean standard sales and marketing expenses, as calculated by FoundryCo in accordance with accounting standards as generally applied by FoundryCo.
1.88 “SOI” shall mean use of a layered silicon-insulator-silicon substrate in the process of manufacturing Wafers.
1.89 “Sort Equipment” shall mean equipment owned as of the Effective Date by FoundryCo to perform Sort Services for MPU Products.
1.90 “Sort Services” shall mean the wafer testing and sorting services to be provided by the applicable FoundryCo Manufacturing Entities upon agreement of the parties to determine conformance of the Wafers with the Specifications.
1.91 “Sort Services Cost” shall mean all cost incurred in providing Sort Services, including the depreciation on Sort Equipment.
1.92 “Specifications” shall mean the AMD Product specifications agreed upon by the parties on a Product by Product basis, initially consistent with AMD’s current specifications for existing Products currently being manufactured by AMD as of the Effective Date.
1.93 “Target Yield” shall mean the anticipated Yield for each Product determined on a fiscal quarter basis by the parties as set forth in Section 3.7.
1.94 “[****]” shall mean [****].
1.95 “Transition Period” shall have the meaning set forth in Section 12.3.
1.96 “Transition Services Agreement” shall mean the Transition Services Agreement between AMD and FoundryCo dated of even date herewith.
1.97 “[****]” shall mean [****].
1.98 “Wafers” shall mean Engineering Wafers, Production Wafers, or both, as applicable.
1.99 “Wafer Outs” shall mean completed Wafers processed for delivery to AMD.
1.100 “Wafer Price” shall mean the price of Wafers quoted by FoundryCo Sales Entities to AMD on a Product by Product basis and thereafter set forth on a purchase order from AMD to the FoundryCo Sales Entities.
1.101 “Wafer Starts” shall mean Wafers that have started the manufacturing process.
1.102 “Warranty Period” shall mean the time following delivery of a Product when the performance warranty set forth in Section 9.1 is available for such Product. This Warranty Period shall be reviewed and approved by the Partnership Committee on a Product by Product basis, but
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

in the absence of a specific Warranty Period approved by the Partnership Committee, the default Warranty Period for a Product will be [****] months.
1.103 “Yield” shall mean the actual percentage of Die on a Wafer that conform to the Specifications as measured at Wafer sort.
1.104 “Yield Loss” shall mean the percentage of Die on a Wafer that do not conform with the Specifications as measured at Wafersort.
2.PURCHASE AND CAPACITY COMMITMENTS
    2.1 Purchase Commitments.
(a) MPU Products. During the term of this Agreement and subject to Section 2.1(b), AMD agrees to purchase all of AMD’s and the Remaining Discovery Subsidiaries’ MPU Product requirements from FoundryCo Sales Entities in accordance with the terms and conditions of this Agreement, provided that if FoundryCo is not in compliance with its obligations to provide the agreed to capacity or to provide all of the MPU Products pursuant to the Binding Forecasts and applicable purchase orders in a timely manner, within the Yield requirements, on Qualified Processes and in accordance with the Specifications, then the parties agree to meet, discuss and implement a mutually acceptable corrective action plan to address such non-compliance as well as a mutually acceptable plan to allow FoundryCo to provide the agreed to capacity and to provide all of the MPU Products pursuant to the Binding Forecasts and applicable purchase orders in a timely manner, within the Yield requirements, on Qualified Processes and in accordance with the Specifications going forward. Notwithstanding the foregoing, in the event that AMD acquires a business from a third party that either manufactures or has manufactured MPU Products, then AMD shall have a commercially reasonable period of time to transition manufacture of such MPU Products to FoundryCo; provided that such period of time to transition shall not exceed two (2) years from the date of such acquisition, unless consented to by FoundryCo (which consent shall not be unreasonably withheld).
(b) Second Sourcing.
    i. Notwithstanding Section 2.1(a), AMD may source up to [****] percent ([****]%) of AMD’s and the Remaining Discovery Subsidiaries’ quarterly MPU Product Wafer requirements with [****] at Process Nodes of [****] nm or greater, until [****] establishes a fabrication facility at an [****] outside [****] with Qualified Processes to manufacture the applicable MPU Products for AMD.
    ii. If at any time while AMD may purchase the applicable MPU Products from [****], FoundryCo cannot deliver in a timely manner Qualified Products produced on Qualified Processes that meet the Specifications in accordance with Binding Forecasts, the Partnership Committee shall promptly address the situation, including conducting a prompt review process and implementing a corrective action plan. If, however, such failure to so deliver such Products is causing AMD to fail to meet its material commitments to its customers, and AMD as a result needs to purchase greater MPU Product volumes from [****] than otherwise set forth above,
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMD may increase its purchases at [****] for the affected MPU Products above the [****] percent ([****]%) maximum to meet such customer requirements. AMD may thereafter continue to purchase MPU Products over the [****] percent ([****]%) maximum until such time as FoundryCo demonstrates, as mutually agreed upon, that FoundryCo can meet the relevant Specifications and Yields for such MPU Product in a manner reasonably comparable or better than those of [****], as well as meet the applicable supply commitments set forth in this Agreement or as actually required by AMD.
    iii. Upon request from AMD and [****], FoundryCo agrees to use commercially reasonable efforts to provide technical assistance to [****] with respect to an agreed upon plan to enable [****]’s efforts to manufacture the applicable MPU Products, including, subject to any applicable third-party sublicensing and disclosure restrictions, granting access and rights to necessary process technology, provided that [****] agrees to use such assistance solely to manufacture applicable MPU Products for AMD and to enter into a confidentiality agreement reasonably satisfactory to FoundryCo. AMD agrees to bear the reasonable expenses approved in advance by AMD and actually incurred by FoundryCo to provide such assistance.
    iv. Notwithstanding any of the foregoing, upon the occurrence of [****] Change of Control Transaction, AMD shall not be permitted thereafter to engage [****] as a second source manufacturer of any MPU Products, subject to a reasonable wind-down period to move the production of the applicable MPU Products to Qualified Processes at the FoundryCo Manufacturing Entities without materially affecting AMD’s supply obligations to its customers. FoundryCo agrees, in good faith, to work with AMD to resolve any issues related to AMD’s ongoing customer relationship as a result of AMD’s inability to engage [****] as a second source manufacturer. Notwithstanding the foregoing and except for the reasonable transition period contemplated in the final sentence of Section 2.1(a), to the extent the relevant MPU Products were being made by [****] or [****] at the time AMD acquired the applicable business pursuant to the final sentence of Section 2.1(a), AMD agrees not to second source any MPU Products from [****] or [****] or any company controlled by [****] or [****].
(c) GPU Products.
    i. AMD commits to, and the parties agree to work together, to establish FoundryCo’s ability to manufacture GPU Products via a high volume bulk 32 nm process with Specifications to be agreed upon in advance by the parties in writing.
    ii. At such time as FoundryCo has established a 32 nm Qualified Process, AMD agrees, subject to this Section 2.1(c), that it will purchase from FoundryCo Sales Entities at least [****] percent ([****]%) of AMD’s and the Remaining Discovery Subsidiaries’ monthly Wafer requirements for the GPU Products at all Process Nodes, as further detailed in Exhibit C, ramping up linearly over a five (5) year period beginning with the fiscal month in which the initial [****] percent ([****]%) GPU Product volume sourcing commitment has been met, to at least [****] percent ([****]%) of AMD’s Wafer requirements of its GPU Products (such minimum percentage, the “GPU Minimum Percentage”). If for an applicable quarter it is determined that AMD has not placed the GPU Minimum Percentage of AMD’s and the Remaining Discovery Subsidiaries’ GPU Products for manufacture by FoundryCo as set forth
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

herein, the parties agree to meet, discuss and implement a mutually acceptable corrective action plan to address such non-compliance and to enable FoundryCo to manufacture higher volumes of the GPU Products in future.
    iii. For each GPU Product (including the first-tape out of such GPU Product), FoundryCo shall have a [****] in accordance with the process set forth in Exhibit B to manufacture such GPU Product. For the avoidance of doubt, the parties agree that FoundryCo shall have such [****] in accordance with the process set forth in Exhibit B with respect to each GPU Product (whether or not such GPU Product is first GPU Product) at each [****] of [****].
    iv. AMD agrees not to sell, transfer or otherwise dispose of all or substantially all of its or the Remaining Discovery Subsidiaries’ assets related to GPU Products and related technology (including the equity interests of ATI Technologies ULC or its other subsidiaries that own such assets) to any person (other than to AMD or another Remaining Discovery Subsidiaries) without the consent of FoundryCo, unless the transferee (A) agrees to be bound by the provisions of this Agreement with respect to GPU Products, including FoundryCo’s [****] with respect to each GPU Product and the GPU volume commitment set forth in this section 2.1(c), and (B) agrees to purchase, on an annual basis, GPU Products in an amount equal to the GPU Minimum Percentage (determined at the time of such transfer) of AMD’s volume of total GPU Products purchased from any foundry during the one (1) year period before such transfer, or if such transfer takes place less than one (1) year from the Effective Date, then the annualized volume for the period from the Effective Date to such transfer date.
(d) Embedded Products. FoundryCo shall continue to manufacture the Embedded Products (other than such Products on [****]nm technology), in accordance with the terms of this Agreement, that AMD is manufacturing as of the Effective Date so long as AMD gives FoundryCo commercially viable volumes, as determined by the Partnership Committee.
(e) Other Future Products. AMD shall have no purchase commitment with respect to any Other Future Products; provided, however, that in the event AMD introduces a tape-out of any Other Future Products, FoundryCo shall have a right of first refusal in accordance with the process set forth in Exhibit B to manufacture such Other Future Product (including the first tape-out of such Other Future Product), subject to Qualification of such Other Future Product at such Process Node.
2.2 Capacity Commitment. The parties agree to work in good faith to review the forecast with respect to MPUs provided by AMD pursuant to Section 5.1, including a review of all incremental capital costs and expenditures expected to be incurred by FoundryCo resulting from any increase in the MPU Product volumes pursuant to the MPU Product forecasts. Upon completion of such review, and to the extent agreed to by the parties regarding the implementation of any additional capacity at FoundryCo Manufacturing Entities, FoundryCo shall allocate such additional capacity sufficient to produce the MPU Product volumes indicated in the relevant Binding Forecasts. The parties agree to act in good faith and in reasonable manner in connection with such review and any agreement to allocate such capacity. The parties agree to establish capacity requirements in writing in advance for the manufacture and supply of GPU Products. Notwithstanding the foregoing, FoundryCo will use commercially reasonable efforts to
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

fill any unutilized capacity at FoundryCo Manufacturing Entity facilities that has been allocated to AMD as set forth in this Agreement with production on behalf of third parties, and FoundryCo will offset AMD’s obligations to reimburse FoundryCo’s fixed costs for such unutilized capacity by the percentage of such unutilized capacity FoundryCo uses to manufacture products for third parties; provided that FoundryCo shall not be required to fill such unutilized capacity that has been allocated to AMD if there exists unutilized capacity at FoundryCo Manufacturing Entity facilities that has not been allocated to AMD.
3.PROCESS IMPLEMENTATION
3.1 Operational Coordination. The parties will maintain communication via applicable technical personnel to ensure production and delivery of Products in accordance with the requirements as set forth in this Agreement.
3.2 Partnership Committee.
    (a) Partnership Committee Composition. The parties hereto shall create a partnership committee (the “Partnership Committee”) which shall have responsibility for the implementation of this Agreement and for the relationship between FoundryCo and AMD. The Partnership Committee shall be comprised of at least four (4) members, with each of AMD and FoundryCo appointing an equal number of representatives. The Partnership Committee will create or approve general guidelines, policies, and procedures governing the process for determining any specific parameters to be mutually established by the parties (e.g., production volume forecast, customer feedback, Specifications, Target Yields). The Partnership Committee will meet (a) on a quarterly basis, (b) at the request of any party in connection with the resolution of a dispute, and (c) at the reasonable request of any party to address significant issues with respect to this Agreement. The Partnership Committee or its designees will also conduct QBRs and QTRs.
    (b) Dispute Escalation. If at any point the Partnership Committee members are deadlocked and cannot reach agreement on an issue, the Partnership Committee will notify the relevant executive officer (each, a “Relevant Executive Officer”) of AMD and FoundryCo of the issue. If the Relevant Executive Officers reasonably determine that the issue warrants further escalation, the Relevant Executive Officers will then discuss the issue in person or by telephone and the parties shall attempt in good faith to resolve the issue for a period of ten (10) Business Days. If the issue is not resolved, as agreed by AMD and FoundryCo, within such ten (10) Business Day period, the issue will be escalated to the chief executive officers of AMD and FoundryCo.
3.3 New Processes. The parties will discuss in good faith the details of the introduction of new process technologies, technology roadmaps and new Process Nodes at FoundryCo (subject to, in each case, any applicable constraints to which FoundryCo may be subject pursuant to any confidentiality obligations (whether oral or in writing) to or confidentiality agreements with third parties) for use to manufacture Products, including production capacity, ramp time, dependencies and Wafer Prices. As between FoundryCo and AMD, FoundryCo will bear all expenses for introducing new process technology and new Process Nodes, as further described in Exhibit A, other than AMD-Specific Manufacturing Process Technologies.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

3.4 New Products. If the parties agree, pursuant to Section 2.1 or otherwise, to add new non-MPU Products for FoundryCo to manufacture on AMD’s behalf, AMD and FoundryCo shall agree in writing in advance on the Specifications, the AMD-Specific Product Qualification Plan and the price for such new non-MPU Products.
3.5 Product Development Wafer Production Run. Upon the agreement of the parties pursuant to a purchase order, FoundryCo will produce Product Development Wafers, using the applicable FoundryCo manufacturing process, and deliver the Product Development Wafers to
AMD in accordance with the AMD-Specific Qualification Plan or the Qualification Plan agreed upon by the parties.
3.6 Process Evaluation. AMD shall evaluate the Wafers provided by FoundryCo in accordance with the AMD-Specific Qualification Plan or the Qualification Plan, as applicable. The parties will then assess in accordance with the procedures set forth in Exhibit G whether the applicable manufacturing process fulfills the necessary requirements to manufacture the applicable Products in commercial production quantities in accordance with all applicable Specifications and requirements.
3.7 Yield Calculation Process and Yield Improvements.
    (a) Existing Products on Existing Processes. On a fiscal quarter basis within thirty (30) days following the end of the previous fiscal quarter, the parties will meet and review the actual Yields achieved by FoundryCo on a Product by Product basis. The parties will agree in writing on a Product by Product basis for the Target Yields for each Product that will apply to orders placed in the subsequent fiscal quarter. For the first [****] fiscal quarters following the Effective Date, the lot average actual Yields measured over the last completed fiscal quarter prior to the Effective Date for the Products calculated by AMD and provided to FoundryCo shall be used for the Target Yields.
    (b) New Products on New Processes. For instances where AMD and FoundryCo have agreed that FoundryCo will manufacture a new Product for AMD and will do so on a new process that has not previously been Qualified to manufacture Products for AMD, the Partnership Committee may set a Target Yield, but Yield and Yield Loss percentages will not be calculated until the parties mutually agree that a sufficient number of Wafers have been produced to generate Target Yield data. The parties will establish in advance mutually- acceptable test criteria for determining conformance of the applicable Die to the applicable Specifications so that the Target Yield data will be determined objectively.
    (c) New Products on Existing Processes. For instances where AMD and FoundryCo have agreed that FoundryCo will manufacture a new Product for AMD and will do so on an existing FoundryCo process that has previously been Qualified to manufacture Products for AMD, the Partnership Committee may set a Target Yield, but the Target Yield will not be calculated until the parties mutually agree that a sufficient number of Wafers have been produced to generate Target Yield data, with a presumption that fewer Wafers will need to be produced to calculate such Target Yield data than would be required for new Products on new processes. The parties will establish in advance mutually-acceptable test criteria for determining conformance of
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

the applicable Die to the applicable Specifications so that the Target Yield data will be determined objectively.
    (d) Yield Improvements. FoundryCo shall use commercially reasonable efforts to continuously improve Yields and to decrease Yield Losses for all Products. AMD understands and accepts that design and test program changes instigated by AMD (for instance, by moving test from system level test to wafer sort test) may decrease the Wafer sort Yield and reasonably decrease the Target Yield, and agrees to reset the relevant Target Yield and Wafer sort Yield accordingly. FoundryCo shall notify AMD with respect to such decrease in the Wafer sort Yield and decrease in the Target Yield.
3.8 Notice of Engineering Change.
    (a) Engineering Change Approval. FoundryCo shall not remove, destroy, cease production on, or make any Major Changes to, any Qualified Process, or the controlled process parameters or sources, types or grade classifications of materials used on any Qualified Process, with respect to any Product, except (i) in accordance with FoundryCo’s then-standard, reasonable engineering change notification process as generally applied to its customers; (ii) as reviewed and approved by the Partnership Committee on a case-by-case basis; or (iii) in accordance with a mutually agreed-upon process for implementing end-of-life procedures at the request of AMD.
    (b) Engineering Change Requests from AMD. AMD may request Engineering Changes to a Qualified Process with respect to any Product from time to time. AMD agrees to provide FoundryCo reasonable specifications and rationales for making the process change, as well as propose an effective date for such Engineering Changes. FoundryCo shall respond within a reasonable period of time with a change order advising AMD as to whether it can support such change, and if it can support such change, the impact of such change on Product price, Yield, schedule, materials and work in progress. FoundryCo shall implement the requested Engineering Changes upon written agreement by AMD and FoundryCo of the terms of the change order.
3.9 Information. To the extent that it is able to do so based on disclosure obligations to third parties, and upon a specific request from AMD and the receipt by FoundryCo of each relevant consent from its third party customers, FoundryCo agrees to share with AMD the necessary technical and manufacturing information to ensure successful performance and production ramp of Products. Without limiting the foregoing, FoundryCo agrees to provide AMD the information listed in Exhibit D in accordance with the delivery schedules specified in Exhibit D for the applicable information.
3.10 Technical Assistance to Enable FoundryCo to Implement New Processes and New Process Nodes. The parties acknowledge and agree that it is in the best interest of each party that FoundryCo design and implement new processes and new Process Nodes to enable FoundryCo to manufacture Products on behalf of AMD and to obtain additional customers for its services. Therefore, AMD agrees to use reasonable efforts to provide FoundryCo information and assistance to enable FoundryCo to implement manufacturing processes at Process Nodes that are equivalent to or better than similar manufacturing processes at the same or higher Process

Nodes in the marketplace. This information sharing between AMD and FoundryCo will be conducted through the Quarterly Technical Reviews and Quarterly Business Reviews or as otherwise agreed by the parties.
4.PRODUCTION
4.1 General. Upon the successful completion of Qualification, the FoundryCo Manufacturing Entities will manufacture the Products, utilizing the applicable Qualified Processes, for AMD in accordance with the terms and conditions of this Agreement.

4.2 Sort Services and Sort Equipment.
    (a) Sort Services. As part of the Wafer supply services performed by FoundryCo for AMD under this Agreement, FoundryCo agrees to provide the Sort Services on a Product by Product basis as requested by AMD. Unless otherwise agreed to by the parties, AMD shall consign to the FoundryCo Manufacturing Entities all equipment and tooling (other than the Sort Equipment described below in Section 4.2(b), but including any upgrade to then existing equipment and tooling) necessary for the FoundryCo Manufacturing Entities to provide Sort Services, and such equipment and tooling shall be considered AMD Furnished Property subject to Section 4.3 below.
    (b) Sort Equipment. The Sort Equipment will be owned by FoundryCo pursuant to the Master Agreement. The parties will meet and discuss in good faith with respect to any proposal from FoundryCo or AMD to modify or dispose of any of the Sort Equipment. In the event any or all of the Sort Equipment is no longer useable for providing Sort Services for MPU Products or for products of FoundryCo’s other customers due to AMD changes in its test platforms or otherwise, FoundryCo may dispose of such Sort Equipment in any reasonable manner and AMD agrees to reimburse FoundryCo for the difference between (i) the sum of (A) [****] percent ([****]%) of the [****] of the disposed Sort Equipment, (B) FoundryCo’s reasonable costs to dispose of the Sort Equipment, (C) all [****] and [****] (and any interest related to such [****] and [****]) required to be [****] as a result of such disposition, and (D) incremental taxes incurred by FoundryCo on such disposition, and (ii) the proceeds from the sale of Sort Equipment actually received by FoundryCo. Notwithstanding the foregoing, if the proceeds resulting from the sale of such Sort Equipment, less the costs to be reimbursed by AMD as set forth above, including the costs of [****] or [****], results in a net profit from such disposal of the Sort Equipment, then FoundryCo agrees to reimburse AMD the net profit resulting from such disposal of the Sort Equipment.
4.3 AMD Furnished Property. AMD may provide FoundryCo AMD Furnished Property from time to time to enable FoundryCo to provide the services specified under this Agreement. All such AMD Furnished Property shall be itemized and agreed upon in writing by the parties from time to time. All equipment and tooling included in the AMD Furnished Property shall be installed at the locations agreed upon in writing in advance and shall not be serviced without the prior written consent of AMD on a case-by-case basis, except that AMD’s prior written consent shall not be required if the AMD Furnished Property is serviced by appropriate FoundryCo Manufacturing Entity personnel, by the manufacturer of the AMD Furnished Property, or by an AMD pre-approved vendor. AMD shall bear all reasonable maintenance and other operational costs for all equipment consigned by AMD as part of the AMD Furnished Property. The parties will agree from time to time regarding the nature, quantity and location for all AMD Furnished Property and FoundryCo shall be responsible for the proper storage of the AMD Furnished Property, at AMD’s reasonable expense, and for FoundryCo’s use of the AMD Furnished Property, ordinary wear and tear excepted. Upon completion of use, or upon termination of this Agreement, FoundryCo shall return such AMD Furnished Property to AMD at AMD’s reasonable expense in accordance with AMD’s reasonable packing and shipment instructions.
4.4 AMD Activities at FoundryCo Facilities. It is anticipated by the parties that AMD may undertake activities as needed at FoundryCo Manufacturing Entity facilities (i) to work with FoundryCo Manufacturing Entities to enhance and to improve engineering and quality initiatives with respect to the manufacture of Products for AMD and (ii) to verify maintenance of the AMD-Specific Qualified Processes and the manufacturing of the Products for AMD in accordance with the Specifications. AMD agrees to comply with all applicable safety, security and environmental policies and procedures implemented by FoundryCo at such facilities. In addition, AMD will comply with all confidentiality procedures that separate AMD activities at FoundryCo facilities from other activities related to other FoundryCo customers. FoundryCo agrees to implement reasonable safety, security and environmental procedures at all of its facilities, including reasonable security procedures to protect the confidentiality of AMD’s technical information and AMD’s personnel for AMD- Specific Manufacturing Process Technology and AMD’s Confidential Information.
4.5 Provision of Reticles. The parties will obtain and manage the reticles for the Products as further specified in Section 5.9 and Exhibit H.
4.6 Quick Turn Module Assembly Line Services. As part of the Wafer supply services performed by FoundryCo for AMD under this Agreement, FoundryCo agrees to provide quick turn module assembly line services on a Product by Product basis as reasonably requested by AMD.
4.7 Treatment of Gain on Sale of Specific FoundryCo Equipment. When FoundryCo delivers certain specific [****] equipment that was sold to [****] prior to the Effective Date and recognizes the gain on the sale of such equipment, to the extent such gain reduces manufacturing costs, the gain shall be reversed in calculating AMD MPU Specific Total COGS or AMD MPU Specific Manufacturing Costs for the Period in which such gain was recognized by FoundryCo. For the avoidance of doubt, AMD MPU Specific Total COGS or AMD Specific Manufacturing Costs shall not be reduced in that Period as a result of such gain.
5.ORDER AND SHIPMENT
5.1 MPU Product Forecasts. Beginning on the Effective Date, AMD shall provide FoundryCo, in writing on a monthly basis a non- binding, rolling [****] month forecast of its monthly volume requirements for MPU Products on a Product by Product basis, identified by
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

specific technology and Process Node for the MPU Products listed. Notwithstanding the foregoing, upon the agreement of the parties with respect to any additional capacity requirements as specified in Section 2.2, the forecasts for capacity requirements for MPU Products shall be binding on each party regarding the Binding Forecast Period. AMD shall be required to reimburse FoundryCo for all AMD MPU Specific [****], as part of the MPU Product pricing calculation in Exhibit A, [****] of the [****] of [****] actually [****] during any relevant Period. Notwithstanding anything to the contrary, the parties agree that the binding capacity for the first [****] years after the Effective Date shall be [****] percent ([****]%) of the capacity at [****] in [****] plus [****] in [****] and any [****] at the request of AMD to manufacture MPU Products during such [****] years per mutual written agreement by the parties.
    (a) In the event that during the Binding Forecast Period AMD requests additional capacity and FoundryCo provides such capacity, AMD shall also [****] FoundryCo for the AMD MPU Specific [****], as part of the MPU pricing calculation in Exhibit A, for such additional capacity.
    (b) FoundryCo shall, upon receipt of the relevant [****] month rolling forecast, provide AMD, on a quarterly basis, with a non- binding forecast of the AMD MPU Specific [****], AMD MPU Specific [****], AMD-Specific [****] and [****] Wafer [****] (for MPU Products) at a reasonable level of detail required to produce and maintain the capacity requirements contained in such forecast.
    (c) FoundryCo agrees to make a good faith effort to provide additional capacity to meet AMD requirements in excess of the capacity allocated to AMD pursuant to this Section 5.1 and Section 2.2; provided, however, that FoundryCo shall not be required to reallocate any capacity that has been committed to its other customers.
5.2 GPU Products. AMD shall provide FoundryCo, in writing and updated on a monthly basis, a rolling [****] month forecast of its Forecasted GPU Wafer Demand on a Product by Product basis, identified by specific technology and Process Node for the GPU Products listed.
5.3 Embedded Products. AMD shall provide FoundryCo, in writing and updated on a monthly basis, a non-binding, rolling [****] month forecast of its monthly volume requirements for Wafers for Embedded Products on a Product by Product basis, identified by specific technology and Process Node for the Embedded Products listed.
5.4 Cost Allocation Principles.
    (a) The cost allocations set forth in Exhibit A are based on the assumption that in the early years of this Agreement following the Effective Date, AMD will likely be the primary customer of FoundryCo, and that it will take time for FoundryCo to establish additional customers to fill capacity at its facilities not used to manufacture Products on behalf of AMD. However, subject to Section 2.2, FoundryCo agrees (i) to make a good faith effort to fill any capacity at its facilities allocated to AMD that is not required to meet FoundryCo’s supply commitments under this Agreement by providing foundry services to additional customers and
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

(ii) to offset AMD’s obligations to [****] FoundryCo’s [****] for such capacity by the [****] of such capacity FoundryCo uses to manufacture products for third party customers.
    (b) In addition, subject to Section 2.2, if AMD notifies FoundryCo in writing that despite the binding MPU Product forecast AMD issued pursuant to Section 5.1 above, AMD’s actual requirements for MPU Productproduction will be less than initially forecasted for the applicable Binding Forecast Period, FoundryCo agrees to use commercially reasonable efforts to find customers to fill the unneeded capacity and to the extent that FoundryCo does engage alternative customers to fill such capacity no longer needed by AMD, then FoundryCo agrees not to charge AMD for the forecasted, but no longer necessary, capacity for which FoundryCo has found alternative purchasers, provided that the price paid by such alternative purchasers is equal to or greater than the purchase price for the MPU Products to have been manufactured for AMD pursuant to the applicable forecast.
    (c) The parties agree to use commercially reasonable efforts to work together to reduce fixed costs and Product production costs, including by improving Yields.
5.5 Purchase Orders.
    (a) AMD will purchase Products from FoundryCo Sales Entities pursuant to valid purchase orders referencing this Agreement that specify the purchase order number, type and quantity of Products ordered, the applicable price for such Products, the place(s) of delivery, and required delivery date(s). Purchase orders may take the form of electronic submissions in a mutually-acceptable format (including submissions currently referred to by AMD as “B+B+B files”) so long as they contain the same information specified above for purchase orders, even if such submissions may not be referred to specifically as “purchase orders” when transmitted. The applicable FoundryCo Sales Entity shall provide written order acknowledgements by confirmed facsimile, electronic transmission, or other mutually- agreed means as soon as reasonably practicable; provided that such purchase orders shall not be binding until accepted in writing by the applicable FoundryCo Sales Entity. Notwithstanding the foregoing, no FoundryCo Sales Entity may reject an MPU Product purchase order submitted in accordance with Binding Forecasts and Lead Times, and will not unreasonably delay purchase order acknowledgments or unreasonably reject purchase orders submitted in accordance with applicable forecasts and Lead Times for all other Products. In the event of any discrepancy between any pre-printed terms on a purchase order or sales acknowledgment form or notice and the terms of this Agreement, this Agreement shall prevail and any different or additional terms shall be deemed rejected.
    (b) Minimum Batch Sizes for Production Wafers shall be determined by FoundryCo on a commercially reasonable basis. Lead Times will be determined by the parties on a Product-by-Product basis. Lead Times shall take into account manufacturing process cycle times, capacity commitment times, materials ordering times, and the like.
5.6 Acceleration. It is anticipated that from time to time there may be instances where an accelerated lead and cycle time is required to serve the needs of AMD. AMD shall have the right to request change orders to existing purchase orders to accelerate production and delivery of specified Products by providing written notice to FoundryCo prior to the delivery of the Products
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

impacted by such change order and FoundryCo shall use commercially reasonable efforts to meet such request; provided that, unless otherwise agreed to by the parties, such lot acceleration shall be limited to [****] percent ([****]%) of AMD’s [****] at [****].
5.7 Cancellations. Subject to AMD’s purchase volume commitments set forth in this Agreement, including the MPU Product purchase requirements set forth in Section 5.1, AMD may cancel any purchase order or portion thereof for Products, without charge, upon [****] days advance written notice to FoundryCo prior to the applicable Wafer Start date. If AMD provides notice of cancellation on or after the applicable Wafer Start date for a Product order, then AMD agrees to pay FoundryCo all verified, reasonable out-of-pocket costs, per a mutually-agreed scrap calculation as further described in Exhibit F, for raw materials and work in process incurred by FoundryCo for the ordered Products under the cancelled purchase order, provided that such raw materials and work in process may not be reasonably used by FoundryCo in fulfilling subsequent purchase orders.
5.8 Lot Splits and Lot Holds. The parties agree to work in good faith with respect to any lot splits and lot holds requested by AMD; provided that, unless otherwise agreed to by the parties, no lot hold may extend for a period exceeding [****] days and the total number of Wafers on hold cannot exceed [****] percent ([****]%) of total work in process for AMD.
5.9 Reticle Holds. FoundryCo agrees to retain reticles for Products for at least [****] months following the last applicable Product delivery for the applicable reticle. At the end of such [****] month period, upon agreement by the parties, FoundryCo may return such reticles to AMD at AMD’s expense if no applicable Product has been forecasted by AMD.
5.10 Product End of Life Procedures. If AMD decides that it will no longer offer for sale and sell a particular Product, AMD will give FoundryCo reasonable prior written notice, and the parties will mutually agree upon and implement an end of life process for the applicable Products, including any Wafers specific to that Product that may still be on hold in accordance with Section 5.8 above. As part of such discussions, the parties will determine the disposition of any reticles specific to that Product.
6.DELIVERY
6.1 Packaging. The FoundryCo Manufacturing Entities will package the Products for shipment to AMD in accordance with the applicable industry standard specifications, unless otherwise agreed to by the parties.
6.2 Delivery and Risk of Loss. Unless otherwise agreed to by the applicable FoundryCo Sales Entity and AMD, the Products will be delivered EXW the applicable FoundryCo Manufacturing Entity (Incoterms 2000). Title to Products will pass from the applicable FoundryCo Sales Entity to AMD upon receipt of the Products by AMD or its carrier at the FoundryCo Manufacturing Entity shipping dock, unless the applicable FoundryCo Sales Entity and AMD agree to another location. At AMD’s request, the applicable FoundryCo Sales Entity will arrange for transportation in accordance with standard industry practice, and AMD shall pay for the transportation of the Products.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.PRICING, R&D CHARGES AND PAYMENT
7.1 Pricing. The following pricing terms shall apply to all FoundryCo Sales Entities, including USOpCo, and USOpCo and any other FoundryCo Sales Entity shall be bound by the cost determinations set forth in this Agreement.
    (a) MPU Product Pricing. The methodology for calculating the pricing for MPU Products is set forth in Exhibit A attached hereto. The same pricing and pricing methodology shall apply to Fusion Products, if and when such Fusion Products are developed by AMD.
        i. MPU Product pricing for the first [****] after the Effective Date shall be the amount as determined under Section 1 of Exhibit A. Such amounts shall be determined based on FoundryCo’s capacity in place to manufacture MPU Products for such [****], which shall be [****] percent ([****]%) of the capacity at [****] in [****] plus [****] in [****] and any [****] added at the request of AMD to [****] during such [****] period per mutual written agreement of the parties.
        ii. MPU Product pricing for FoundryCo’s fiscal years subsequent to such [****] period shall be the amount determined under Section 1 of Exhibit A and based on the FoundryCo manufacturing capacity allocated to AMD pursuant to Sections 2.2 and 5.1. If FoundryCo decides, in accordance with Exhibit D to the Shareholders’ Agreement, to [****] a [****] or [****] after the Effective Date in a [****], and the choice of location for such [****] will result in materially increased [****] for the MPU Products, then AMD and FoundryCo shall discuss in good faith [****] measures to make the AMD MPU Specific [****] manufactured at such new facilities reasonably consistent with the AMD MPU Specific [****] for the same type of MPU Products manufactured at [****] of FoundryCo Manufacturing Entities; provided that the parties agree that the [****] in Section 1 of Exhibit A on AMD MPU Specific [****] shall not be amended. Notwithstanding the foregoing, AMD acknowledges and agrees that normal, [****] by foundries to implement new processes or new facilities shall not be taken into account in determining whether a material [****] in [****] has occurred.
    (b) GPU Product Pricing. At such time as FoundryCo is able to begin manufacturing GPU Products for AMD, the parties will agree on the applicable pricing for such GPU Products; provided, however, that the parties agree that such prices shall be based on competitive market pricing. The price for Engineering Wafers for GPU Products shall be determined by mutual written agreement of the parties on a case-by-case basis.
    (c) Embedded Product Pricing. The pricing for Embedded Products shall be based on competitive market pricing. The price for Engineering Wafers for Embedded Products shall be determined by mutual written agreement of the parties on a case-by-case basis.
    (d) Other Future Product Pricing. The parties will agree on applicable pricing for any Other Future Products; provided, however, that the parties agree that such prices shall be based on competitive market pricing. The price for Engineering Wafers for Other Future Products shall be determined by mutual written agreement of the parties on a case-by-case basis.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

    (e) Shipping Costs. AMD shall bear, in addition to the Product pricing agreed upon by the parties, the amount of any freight, insurance, handling and other duties levied on the shipment of Product.
    (f) Price Calculation Process for Products other than MPU Products. The parties may from time to time agree on a Product by Product basis to alter the method of calculating the pricing for a Product, including to die-buy purchasing models, and regarding situations where Yields may be materially less than Target Yields (but greater than RMA Thresholds) or materially greater than Target Yields.
7.2 Research and Development Charges.
(a) Charge for AMD-Specific R&D Costs. The charge for AMD-Specific R&D Costs shall be determined pursuant to Section 2 of Exhibit A. Pursuant to Section 5 of Exhibit A, should FoundryCo produce products for other customers using the AMD-Specific Manufacturing Process Technology, FoundryCo shall pay a rebate amount, if any, to AMD as described therein. Such rebate shall in the form of a credit by FoundryCo against the accounts receivable from AMD.
(b) Charge for Process Development Wafers. Charges for Process Development Wafers shall be determined pursuant to Section 3 of Exhibit A.
(c) Charge for Product Development Wafers. The charge for Product Development Wafers shall be determined pursuant to Section 4 of Exhibit A.
(d) [****], [****] and [****] and [****]. Notwithstanding anything to the contrary in this Agreement, FoundryCo shall not charge AMD for its [****], for any [****] and [****], or for any [****], other than as may be provided in the Transition Services Agreement.
7.3 Payment.
(a) The FoundryCo Sales Entities will invoice AMD for all Products (including Product Development Wafers) shipped to AMD in a manner to be mutually agreed by the applicable FoundryCo Sales Entities and AMD. Payment shall be made in U.S. Dollars in cash within forty-five (45) days after the invoice date unless otherwise agreed to by the parties.
(b) The prices for MPU Products shall be based on forecasts of the AMD MPU Specific [****] provided by FoundryCo to AMD pursuant to Section 5.1(b). The parties shall true-up at the end of each [****] any difference in such prices based on such forecasts and the actual AMD MPU Specific [****] calculated by FoundryCo at the end of such [****]. If at the end of each fiscal [****] Period, AMD has [****] the [****] to it pursuant to Sections 2.2 and 5.1, FoundryCo shall, as part of a mandatory, [****] true-up process, invoice AMD for the [****] related to such [****]. If, as part of such [****] true-up process, AMD has previously overpaid required amounts, then the amount of overpayment will be deducted from the next payment due from AMD. FoundryCo shall invoice AMD with respect to AMD-Specific [****] at the end of each fiscal [****].
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

7.4 Taxes. Unless otherwise explicitly stated, the prices specified in this Agreement are exclusive of any sales, use, excise, consumption or similar taxes, and of any export and import duties, which may be levied upon or collectible by FoundryCo as a result of the sale or shipment of the products to AMD or its customers. AMD agrees to pay and otherwise be fully responsible for any such taxes and duties, unless in lieu thereof AMD provides FoundryCo with an exemption certificate acceptable to the relevant governmental authorities.
8.AUDIT
8.1 Audit.
    (a) FoundryCo. FoundryCo shall keep records in sufficient detail to enable AMD to determine the correctness of the pricing for MPU Products, and to determine the correctness of the AMD-Specific R&D Costs allocated to AMD, in accordance with Section 7. FoundryCo shall permit said records to be inspected, at AMD’s expense, upon reasonable advance notice, during regular business hours by an independent auditor selected by AMD and approved by FoundryCo, which approval shall not be unreasonably withheld. The audit shall only be for the purpose of verifying that the MPU Product prices and the AMD-Specific R&D Cost allocations established in Section 7 have been properly calculated. Inspections conducted under this Section 8.1(a) shall be at AMD’s expense, unless a variation or error in FoundryCo’s calculations have produced an overcharge of [****] percent ([****]%) or more for the applicable audited period, in which case FoundryCo shall bear the reasonable expenses of such audit. Notwithstanding anything to the contrary in Section 4.4 or this Section 8.1, FoundryCo shall not be obligated to permit AMD to inspect any agreement or terms with other third party customers, including with respect to pricing.
    (b) AMD. AMD shall keep records in sufficient detail to enable FoundryCo to determine that AMD has complied with its second sourcing limitations in Section 2.1(b) and its GPU Product volume sourcing commitments in Section 2.1(c). AMD shall permit said records to be inspected, at FoundryCo’s expense, upon reasonable advance notice, during regular business hours by an independent auditor selected by FoundryCo and approved by AMD, which approval shall not be unreasonably withheld. The audit shall be for the purpose of verifying that AMD has complied with its second source restrictions in Section 2.1(b) and its GPU Product sourcing commitments in Section 2.1(c). Inspections conducted under this Section 8.1(b) shall be at FoundryCo’s expense, unless AMD has a non-compliance variance adverse to FoundryCo of [****] percent ([****]%) or more of (i) the relevant [****] percent ([****]%) second source restriction or (ii) the GPU Minimum Percentage for the applicable audited period, in which case AMD shall bear the reasonable expenses of such audit.
9.LIMITED WARRANTY; WARRANTY DISCLAIMER
9.1 Limited Warranty. FoundryCo represents and warrants that the Products delivered hereunder (other than Engineering Wafers) shall meet the applicable Specifications, and shall be free from defects in material and workmanship, under normal use and service during the Warranty Period. If, during the Warranty Period, (i) AMD notifies FoundryCo promptly in writing upon discovery of any defect in the applicable Products, including a reasonable
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

description of the alleged defect, or if Yield Losses exceed pre-established limits, (ii) AMD returns samples of such Products to FoundryCo pursuant to the RMA procedures described in Exhibit E, and (iii) FoundryCo determines in good faith that such Product is defective or corroborates the low Yields and that such defect or low Yield was not caused by any accident, abuse, misuse, neglect, improper installation, repair, alteration or some other action by someone other than FoundryCo, improper testing or use contrary to any instructions issued by FoundryCo, or by any other reason not attributable to FoundryCo, then FoundryCo shall undertake the actions specified in Exhibit F. The warranty in this Section 9.1 does not apply to any failure in conformance or defect to the extent arising as a result of AMD’s design nor for any other cause not attributable to defective materials or workmanship or failure to meet Specifications on the part of FoundryCo. This paragraph states the exclusive remedy of AMD and FoundryCo’s sole and exclusive obligation for a breach of the foregoing warranty. All Engineering Wafers delivered to AMD are delivered “AS IS,” without any warranty of any kind.
9.2 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9.1, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, FOUNDRYCO EXPRESSLY DISCLAIMS ALL WARRANTIES AND CONDITIONS REGARDING THE WAFERS PROVIDED HEREUNDER, WHETHER EXPRESS, IMPLIED OR STATUTORY, AND INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON- INFRINGEMENT OF THIRD PARTY RIGHTS.

10.INDEMNIFICATION
10.1 AMD Indemnity. Except as provided for in Section 10.2 below, AMD shall, at its own expense, indemnify, defend and hold FoundryCo and its Affiliates, officers, directors, employees, agents, successors and assigns (“FoundryCo Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party’s patent, trademark, copyright, mask work or other intellectual property rights to the extent arising from (i) FoundryCo Manufacturing Entities making Wafers for AMD in compliance with any AMD’s Product designs or Specifications, (ii) the use by FoundryCo Manufacturing Entities to make Products for AMD of the same equipment, material, manufacturing methods and process technologies as those used by AMD or its Subsidiaries at the relevant facilities immediately prior to the Effective Date (provided that such indemnity shall not be applicable for this clause (ii) if such use were not in the same manner as that used by AMD or its Subsidiaries immediately prior to the Effective Date and the applicable claim directly relates to a FoundryCo Manufacturing Entity’s not using such equipment, materials, manufacturing methods and process technologies in the same manner for the same Products as those used by AMD or its Subsidiaries immediately prior to the Effective Date); or (iii) the use by FoundryCo Manufacturing Entities of AMD Furnished Property (provided that such indemnity shall not apply with respect to this clause (iii) if the FoundryCo Manufacturing Entities have not used such AMD Furnished Property in accordance with all applicable safety standards and instructions and the applicable claim directly relates to the
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FoundryCo Manufacturing Entities’ not complying with the applicable safety standards and instructions); provided that such indemnities shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of FoundryCo Indemnified Parties.
10.2 FoundryCo Indemnity. Except as provided for in Section 10.1, FoundryCo shall, at its own expense, indemnify, defend and hold AMD and its Affiliates, officers, directors, employees, agents, successors and assigns (“AMD Indemnified Parties”) harmless from and against any liabilities, losses, damages, costs or expenses, including reasonable attorneys’ fees, arising from any third party action, claim, suit or proceeding alleging infringement or misappropriation of such third party’s patent, trademark, copyright, mask work or other intellectual property rights to the extent arising from FoundryCo’s method of manufacturing the applicable Products, providing the Sort Services, or from IP blocks (e.g., standard cell libraries), (except as a result of the use by FoundryCo of the same equipment, materials, manufacturing methods and process technologies as those used by AMD or its subsidiaries at the relevant facilities immediately prior to the Effective Date); provided that such indemnity shall not apply to such liabilities, losses, damages, costs or expenses arising from fraud, willful misconduct or gross negligence of AMD Indemnified Parties.
10.3 Notice of Loss; Third Party Claims. The provisions of Section 12.07 of the Master Agreement shall apply in connection with any claim for a loss under this Section 10 as it relates to the indemnified party and the indemnifying party under this Section 10.
11.INTELLECTUAL PROPERTY
11.1 License Grant. Subject to the terms and conditions of this Agreement, AMD grants FoundryCo and the applicable FoundryCo subsidiaries (and any permitted assignees) a non-exclusive, non-transferable, royalty-free right and license to make Products on behalf of AMD and to import and sell such Products to AMD. Subject to the terms and conditions of this Agreement, AMD also grants FoundryCo and the applicable FoundryCo subsidiaries (and any permitted assignees) a non-exclusive, non-transferable, royalty-free right and license to reproduce any documentation provided by AMD hereunder to enable FoundryCo and the applicable FoundryCo subsidiaries (or such permitted assignees) to manufacture the Products on behalf of AMD. All other rights are reserved. AMD confirms that on the Effective Date, AMD has not granted such rights or licenses to AMD’s Technology or non-patent intellectual property rights to FoundryCo or any applicable FoundryCo subsidiaries, other than the rights or licenses granted pursuant to this Section 11.1 related to designs or Specifications for the Products and to the AMD Excluded Technology (as defined and listed in the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith).
11.2 AMD Ownership. Subject to the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith, as among the parties, AMD will own all right, title and interest in and to the designs and Specifications for the Products, and any other documentation that AMD provides FoundryCo pursuant to this Agreement.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

11.3 FoundryCo Ownership. Subject to the Non-Patent Intellectual Property and Technology Transfer Agreement between FoundryCo and AMD of even date herewith, as among the parties, FoundryCo will own all right, title and interest in and to any manufacturing process technology that the FoundryCo Manufacturing Entities use to manufacture the Products hereunder.
11.4 Joint Development of New Technology or Intellectual Property Rights. This Agreement does not address the development and ownership of new technology or intellectual property rights. If the parties choose to work together to develop new process technology, new product technology, the parties will enter into a separate written development agreement to address the terms and conditions of such development work, and the resulting ownership and licenses applicable to any intellectual property rights created as a result.
11.5 Trademarks. None of the parties shall acquire any proprietary right or interest in any trademark of another party by reason of this Agreement.
12.TERM AND TERMINATION
12.1 Term. This Agreement shall commence on the Effective Date and shall continue until the later of ten (10) years or until the [****] is [****] with a [****] and [****] of at least [****] on Qualified Processes per month, unless terminated earlier by FoundryCo or AMD pursuant to Section 12.2, but in no event longer than fifteen (15) years after the Effective Date. The parties agree to discuss any renewal of this Agreement at least [****] years prior to the anticipated date of its termination under the first sentence of this Section 12.1.
12.2 Termination of Agreement. This Agreement may be terminated as follows:
    (a) The parties may terminate this Agreement upon mutual written consent at any time.
    (b) This Agreement may be terminated by FoundryCo or AMD if and when a Business Plan Deadlock (as defined in the FoundryCo Funding Agreement) exists and Advanced Technology Investment Company PJSC elects to enter into the Transition Period (as defined in the FoundryCo Funding Agreement).
12.3 Termination Assistance. Upon expiration or termination of this Agreement, FoundryCo shall use commercially reasonable efforts (i) to cooperate with AMD to assist AMD in the preparation and execution of a plan to transition the supply of Products to another provider; provided that the period of such transition (the “Transition Period”) shall not last more than twenty four (24) months from such expiration or termination of this Agreement; and (ii) to fulfill purchase orders submitted by AMD during the Transition Period. The pricing for MPU Products during the Transition Period shall be based on pricing specified in Section 7, and the exclusivity provision in Section 2.1(a) shall be waived from the beginning of the Transition Period in order to enable AMD to find and qualify a new manufacturing partner or to otherwise obtain manufacturing capabilities for MPU Products. For the avoidance of doubt, during the Transition Period (i) AMD shall continue to provide MPU Product forecasts pursuant to Section
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

5.1 and (ii) AMD shall be required to reimburse FoundryCo for all AMD MPU Specific [****], as part of the MPU Product pricing calculation in Exhibit A, regardless of the amount of MPU Products [****] manufactured during the Transition Period.
12.4 Effect of Termination. Upon expiration of the term, the licenses granted herein shall terminate (other than with respect to any Products manufactured or delivered during the Transition Period), and FoundryCo shall have no further delivery obligations other than continuing to manufacture and deliver all confirmed purchase orders accepted prior to the expiration of the term or during the Transition Period. Termination of this Agreement shall not affect any payment rights accrued as of the date of such termination or during the Transition Period. The termination of this Agreement shall not release any party from any liability which at said date of termination has already accrued to another party.
12.5 Survival. Notwithstanding any termination or expiration of this Agreement, Section 2.2 (with respect to the Transition Period), 5.1 (with respect to the Transition Period), Sections 7 (with respect to the Transition Period), 8 (with respect to the Transition Period), 9, 10, 11.2, 11.3, 11.5, 12.3, 12.4, 12.5, 13 (for the period specified in Section 13.3), 14, and 15 and the applicable Exhibits and definitions shall survive any expiration or termination of this Agreement.
13.CONFIDENTIALITY
13.1 Confidential Information. Each party agrees, and agrees to cause its officers, directors, employees, attorneys, accountants, auditors and agents (collectively, “Representatives”), to maintain in confidence the Confidential Information it has received from another party, using the same degree of care to preserve the confidentiality of such Confidential Information that the party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the affected party, none of the other parties shall at any time use or disclose or permit to be disclosed any Confidential Information of such party to any person, firm, corporation or entity, (a) except as may reasonably be required in connection with the performance of this Agreement by AMD, FoundryCo, USOpCo, or FoundryCo’s other permitted designees, as the case may be, and (b) except to the parties’ Representatives or Affiliates who are informed by the parties of the confidential nature of the information and are bound to maintain its confidentiality.
13.2 Exceptions. The obligation not to disclose information under Section 13.1 hereof shall not apply to information that, (a) becomes generally available to the public other than as a result of disclosure made by the party desiring to treat such information as non-confidential, (b) was or becomes readily available to the party desiring to treat such information as non-confidential on a non- confidential basis, (c) is or becomes available to the party desiring to treat such information as non-confidential on a non-confidential basis from a source other than its own files or personnel or the other parties, provided that such source is not known by the party desiring to treat such information as non-confidential to be bound by confidentiality agreements with the other parties or by legal, fiduciary or ethical constraints on disclosure of such information, or (d) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

and the listing rules of any applicable securities exchange), provided that the party required to disclose such information shall give the other parties prompt notice thereof prior to such disclosure and, at the request of the other parties, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 13.2 shall limit in any respect any party’s ability to disclose information in connection with the enforcement by such party of its rights under this Agreement; provided that the proviso of clause (d) in the immediately preceding sentence shall apply to the party desiring to disclose such information.
13.3 Duration. The obligations of the parties set forth in this Section 13 with respect to the protection of Confidential Information shall remain in effect until the later of (a) five (5) years after the date of disclosure and (b) two (2) years after the termination of this Agreement.
13.4 Residual Information. Notwithstanding Section 13.1 above, a party receiving Confidential Information shall not be in breach of its confidentiality obligations under Section 13.1 for the inadvertent use of the disclosing party’s Residual Information for the receiving party’s own business purposes by personnel who no longer has access to any tangible (including machine-readable) embodiments of the applicable Confidential Information of the disclosing party; provided, however, that the foregoing shall not apply to any disclosure of the disclosing party’s Confidential Information to any third parties, or any use of such Confidential Information by such third parties. This Section 13.4 shall not be deemed to (a) grant to the receiving party a license under any intellectual property rights (excluding trade secrets) of the disclosing party or (b) authorize any use of the tangible (including machine-readable) embodiments of any Confidential Information of the disclosing party.
14.LIMITATION OF LIABILITY
14.1 Damages Waiver. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR
PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
15.MISCELLANEOUS PROVISIONS
15.1 Compliance with Law. Each party agrees to comply with all applicable state, local and federal laws related to the performance of their obligations under this Agreement. Without limiting the foregoing, each party agrees to comply with any applicable export control laws and regulations of the United States.
15.2 No Agency. It is agreed and understood that neither FoundryCo nor AMD is the agent, representative or partner of the other and neither FoundryCo nor AMD has any authority or power to bind or contract in the name of or to create any liability against the other in any way or for any purpose pursuant to this Agreement.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

15.3 Force Majeure. Each party shall not be liable for any failure to perform its obligations under this Agreement due to a force majeure event during the term of this Agreement or during the Transition Period, including but not limited to an act of God, flood, earthquake, fire, explosion, interruption or defect in the supply of electricity or water, act of government, war, acts of terror, civil commotion, insurrection, embargo, riots, lockouts, inability to obtain raw materials, or labor disputes. Upon the occurrence of a force majeure event, (a) the affected party shall notify the other parties in writing; and (b) the originally scheduled date shall be deemed extended for a period equal to the time lost by reason of the event except that if such force majeure continues for more than twelve (12) consecutive months without the prospect of cure, AMD (if such affected party is FoundryCo, USOpCo or any FoundryCo permitted designee) or FoundryCo (if such affected party is AMD) shall have the option to terminate this Agreement immediately upon written notice. Upon the cessation of a force majeure event, the affected party shall inform the other parties of the date on which that party’s obligations under this Agreement shall be reinstated.
15.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 15.4):
a.if to FoundryCo:
The Foundry Company
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman KY1-1104, Cayman Islands
Attention: General Counsel
b.if to USOpCo:
AMD Fab Technologies US, Inc.
One AMD Place
Sunnyvale, CA 94085 USA
Attention: General Counsel
c.if to AMD:
Advanced Micro Devices, Inc.
7171 Southwest Parkway
MS B100.T
Austin, Texas 78735

Facsimile: (512) 602-0148

Attention: General Counsel
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

with a copy to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025

Facsimile:     (650) 463-2600

Attention:    Tad J. Freese
Christopher Kaufman
15.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
15.6 Entire Agreement. This Agreement, the Master Agreement and the other Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
15.7 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of the other parties hereto (which consent may be granted or withheld in the sole discretion of such parties (provided that USOpCo shall have no such consent right)) and any such assignment or attempted assignment without such consent shall be void; provided, however, that FoundryCo may assign or delegate all or some of its rights and obligations under this Agreement to one or more of its subsidiaries, including USOpCo, any other applicable FoundryCo Sales Entity, or any FoundryCo Manufacturing Entity, without any such consent if FoundryCo guarantees the performance of the obligations that have been so assigned or delegated. Subject to the foregoing obligation by FoundryCo to guarantee USOpCo’s performance and any other FoundryCo designee’s or assignee’s performance, the parties acknowledge that FoundryCo will assign or delegate all or some of such rights hereunder, directly or indirectly, to USOpCo with respect to U.S. sales activities pursuant to one or more intercompany agreements to be entered into on the date hereof by FoundryCo (with copies provided to AMD). Without limiting FoundryCo’s guarantee of performance pursuant to this Section 15.7, the parties intend that FoundryCo shall assign or delegate all such rights and obligations, directly or indirectly, to USOpCo to the extent the retention of such rights or obligations could give rise to income to FoundryCo that is treated as effectively connected with the conduct of a trade or business within the United States within the meaning of Section 864 of the U.S. Internal Revenue Code of 1986, as amended.
15.8 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, each party hereto or (b) by a waiver in accordance with Section 15.9.
15.9 Waiver. Any party may (a) extend the time for the performance of any of the obligations or other acts of any other party or waive compliance with any of the agreements of the other parties or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
15.10 Third Party Beneficiaries. Except for the provisions of Section 10 relating to indemnified parties, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and delegates and nothing herein, express or implied, is intended to or shall confer upon any other person, including any union or any employee or former employee of any party, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.
15.11 Governing Law; Dispute Resolution.
    (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State, without regard to conflict of law principles.
    (b) Any dispute arising out of, or in connection with this Agreement or any transactions contemplated hereby or thereby, including any question regarding the existence, validity, interpretation, breach or termination of this Agreement (a “Dispute”), shall be referred, upon written notice (a “Dispute Notice”) given by one party to the other parties, to a senior executive from each party. The senior executives shall seek to resolve the Dispute on an amicable basis within thirty (30) days of the Dispute Notice being received.
    (c) Any Dispute not resolved within thirty (30) days of the Dispute Notice being received shall be referred to, and shall be finally and exclusively resolved by, arbitration under the LCIA Rules then in effect, as amended by this Section 15.11, which LCIA Rules are deemed to be incorporated by reference into this Section 15.11. The seat, or legal place, of the arbitration shall be London, England. The language of the arbitration shall be English. The number of arbitrators shall be three. Each party shall nominate one arbitrator and the two arbitrators nominated by the parties shall, within thirty (30) days of the appointment of the second arbitrator, agree upon and nominate a third arbitrator who shall act as Chairman of the Tribunal. If no agreement is reached within thirty (30) days, the LCIA Court shall appoint a third arbitrator to act as Chairman of the Tribunal. The Chairman of the arbitration panel should not be a citizen or a resident of the country of an arbitrator nominated by, or appointed on behalf of, a party nor should the Chairman be a citizen or a resident of the United States of America or the United Arab Emirates. It is hereby expressly agreed that if there is more than one claimant party or more than one respondent party, the claimant parties shall together nominate one arbitrator and the respondent parties shall together nominate one arbitrator. In the event that a sole claimant or the claimant parties, on the one side, or a sole respondent or the respondent parties, on the other side, fails to nominate its/their arbitrator, such arbitrator shall be appointed by the LCIA Court. Any award issued by the arbitrators shall be final and binding upon the parties, and, subject to this Section 15.11, may be entered and enforced in any court of competent jurisdiction by any of the parties. In the event any party subject to such final and binding award desires to have it confirmed by a final order of a court, the only court which may do so shall be a court of competent jurisdiction located in London, England; provided however, that nothing in this sentence shall prejudice or prevent a party from enforcing the arbitrators’ final and binding award in any court of competent jurisdiction. The parties hereto acknowledge and agree that any breach of the terms of this Agreement could give rise to irreparable harm for which money damages would not be an adequate remedy. Accordingly, the parties agree that, prior to the formation of the Tribunal, the parties have the right to apply exclusively to any court of competent jurisdiction or other judicial authority located in London, England for interim or conservatory measures, including, without limitation, to compel arbitration (an “Interim Relief Proceeding”). Furthermore, the parties agree that, after the formation of the Tribunal, the arbitrators shall have the sole and exclusive power to grant temporary, preliminary and permanent relief, including injunctive relief and specific performance, and any then pending Interim Relief Proceeding shall be discontinued without prejudice to the rights of any of the parties thereto. Unless otherwise ordered by the arbitrators pursuant to the terms hereof, the arbitrators’ expenses shall be shared equally by the parties. In furtherance of the foregoing, each of the parties hereto irrevocably submits to: (i) the exclusive jurisdiction of the courts of England located in London, England in relation to any Interim Relief Proceeding and; (ii) the non-exclusive jurisdiction of the courts of England located in London, England with respect to the enforcement of any arbitral award rendered in accordance with this Section 15.11; and, with respect to any such suit, action or proceeding, waives any objection that it may have to the courts of England located in London, England on the grounds of inconvenient forum. For the avoidance of doubt, where an arbitral tribunal is appointed under this Agreement, the whole of its award shall be deemed for the purposes of the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards of 1958 to be contemplated by this Agreement, as the case may be (and judgment on any such award may be entered in accordance with the provisions set forth in this Section 15.11).
    (d) The parties hereto agree that the process by which any arbitral or other proceedings in London, England are begun may be served on them by being delivered to Law Debenture Corporate Services Limited or their registered offices for the time being and by giving notice in accordance with Section 15.4. If Law Debenture Corporate Services Limited is not or ceases to be effectively appointed to accept service of process in England on any party’s behalf, such party shall immediately appoint a further person in England to accept service of process on its behalf. If within fifteen (15) days of notice from a party requiring another party to appoint a person in England to accept service of process on its behalf the other party fails to do so, the party shall be entitled to appoint such a person by written notice to the other party. Nothing in this paragraph shall affect the right of the parties to serve process in any other manner permitted by law.
15.12 No Presumption Against Drafting Party. Each party hereto acknowledges and agrees it has had the opportunity to draft, review and edit the language of this Agreement and that each party hereto has been represented by counsel in connection with the negotiation and execution of this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.
15.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

WHEREFORE, the parties have signed this Wafer Supply Agreement effective as of the date first set forth above.
FoundryCo                         AMD
By: /s/ Bruce McDougall                By: /s/ Harry A. Wolin
Name: Bruce McDougall                Name: Harry A. Wolin
Title: Chief Financial Officer                Title: SVP, General Counsel & Secretary

USOpCo
By: /s/ Kelly Smales
Name: Kelly Smales
Title: Vice President

Exhibit List:

Exhibit A – Product Pricing and Cost Allocation
Exhibit B – [****] Process
Exhibit C – Capacity Commitments
Exhibit D – Technical Information
Exhibit E – RMA Process
Exhibit F – Product Scrapping Process
Exhibit G – Manufacturing Process Qualification Procedures
Exhibit H – Reticles/Mask

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit A: Product Pricing and Cost Allocation
1.    Price for Production Wafers. The price for Production Wafers containing MPU Products, regardless of [****] or [****], shall be [****] by AMD MPU Specific [****], as graphically represented in the attachment to this Exhibit A.
2.    Charges for AMD-Specific R&D Costs. The charge for AMD-Specific R&D Costs shall be determined as follows:
AMD-Specific R&D Costs [****] by the following [****] (such [****], the “AMD-Specific [****]”):
(i)    [****] during the first [****] full fiscal months after the Effective Date
(ii)    [****] during the remainder of fiscal year [****]
(iii)    [****] during fiscal year [****]
(iv)    [****] during fiscal year [****]
(v)    [****] during fiscal year [****]
(vi)    [****] during fiscal year [****]
Notwithstanding the foregoing, FoundryCo shall pay all [****], [****], [****] and other R&D costs, unless otherwise agreed by the parties.
3.    Charges for Process Development Wafers. The charge for Process Development Wafers shall be determined as follows:
a.    AMDSpecific Process Engineering Wafers containing MPU Products – Pursuant to Section 2 above.
b.    Process Engineering Wafers containing MPU Products (other than AMD-Specific Process Engineering Wafers) – [****].
c.    Process Engineering Wafers (not containing MPU Products) – [****].
4.    Price for Product Development Wafers Containing MPU Products. The price for Product Development Wafers containing MPU Products shall be determined as follows:
a.    For the first [****] after the Effective Date: [****] by the [****].
b.    Thereafter: [****] by the [****].
5.    Rebate Amounts. Should FoundryCo produce products for other customers using AMD-Specific Manufacturing Process Technologies, FoundryCo shall rebate within a reasonable period of time after the end of the relevant fiscal [****] (starting with the end of [****]) [****] or [****], as the [****] be, of the AMD-Specific R&D Costs from the immediately prior [****], as follows:

[****] (with respect to any [****])	[****]	(AMD-Specific R&D Costs with respect to the [****])

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

    provided that such rebate amount shall not be less than zero with respect to any relevant [****].
The parties expect that any products produced for other customers using AMD-Specific Manufacturing Process Technologies are likely to be based on such technology put in place in prior years. Therefore, the parties agree that any rebate amount paid to AMD as specified above at the [****] of any relevant [****] should be based on the AMD-Specific R&D Costs for the immediately prior [****].
As an example, if (a) AMD-Specific [****] with respect to [****] is [****], (b) the [****] of wafer starts using AMD-Specific Manufacturing Process Technology for AMD (in [****] total wafer starts using AMD-Specific Manufacturing Process Technology for any customer) in [****] is [****] (thus, such [****] of wafer starts for third party customers is [****]) and (c) AMD-Specific R&D Costs for [****] is $[****], then the rebate amount AMD will receive at the [****] of [****] is ([****]) ($[****]) or $[****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

[****] Product Pricing Chart

[****]

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit B: [****] PROCESS
Subject to Section 2.1(c) of this Agreement, AMD will continually provide FoundryCo with the opportunity to respond to GPU Product business opportunities and Other Future Product business opportunities. AMD agrees to invite FoundryCo to participate in the RFQ process for any and all GPU Products and Other Future Products that are being developed within AMD (including the first tape-out of such GPU Product or Other Future Product) that could potentially be manufactured at FoundryCo.
AMD agrees to share present and future product requirements with FoundryCo so that FoundryCo can adequately respond to any RFQ requests coming from AMD. This will be accomplished through Quarterly Technical Reviews and Quarterly Business Reviews.
In the process of awarding business to FoundryCo, AMD will execute a benchmarking process on a product-by-product basis across a number of potential foundry partners (including FoundryCo), covering AMD’s technical requirements and design system requirements, along with commercial terms. This benchmarking process can occur at any point in time and may or may not be coincident with the QTR or QBR meetings already occurring. Notwithstanding the foregoing, this benchmarking process shall not be undertaken by AMD with regards to MPU Products.
Subject to Section 2.1(c), in the event that FoundryCo has a [****], as determined by AMD, FoundryCo will be selected as the foundry partner for the development and production of that particular product. In the event that FoundryCo’s offer is equivalent to the [****] of another foundry partner, as determined by AMD, FoundryCo will be selected as the foundry partner for the development and production of that particular product.
In the event that after an initial review of the available bids, AMD determines that FoundryCo’s [****] is [****], AMD agrees to [****] a [****] with FoundryCo not to exceed [****] and to work collaboratively with FoundryCo during such [****] to attempt to [****] any [****] in the [****] to make the [****]. AMD also agrees that, at the point that AMD engages with FoundryCo on this [****] process, AMD will [****] with [****] to assist [****] in the [****] of their [****]. This [****] may be [****] at AMD’s discretion.
After this [****], and subject to Section 2.1(c), if FoundryCo’s offer becomes [****], as determined by AMD, AMD will select FoundryCo as the foundry partner for the development and production of that particular product.
In the event that, after this [****], AMD determines that FoundryCo’s offer is [****], AMD is free to select another foundry partner as the foundry partner for the development of that particular product and will continue to [****] in [****] to assist FoundryCo in [****] its [****] such that FoundryCo will be more likely to [****] for future AMD [****].

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit C: Capacity Commitments
As described in Section 5 of this Agreement, AMD will provide to FoundryCo, on a monthly basis, a rolling [****] month wafer forecast for MPU Products, a rolling [****] month wafer forecast for GPU Products, and a rolling [****] month forecast for Embedded Products.

For those Products other than MPU Products for which FoundryCo has received, and agreed to, purchase orders from AMD in accordance with Section 5.5, FoundryCo agrees to provide adequate capacity to produce such Products. In addition, FoundryCo agrees to allocate capacity to AMD as described in Section 2.2 of this Agreement.

For Embedded Products, so long as AMD gives FoundryCo commercially viable volume, FoundryCo agrees to maintain the process and equipment set required to manufacture these products for a period of [****] years, or if earlier, until the termination or expiration of this Agreement. The [****] year duration is measured from the qualification date of each specific Embedded Product and any extensions to the [****] year duration will be negotiated in good faith between AMD and FoundryCo.

For GPU Products, the Forecasted GPU Wafer Demand will be calculated on a monthly basis along with the Forecasted Total GPU Wafer Demand. The Forecasted GPU Wafer Demand Percentage will then be reviewed monthly as part of the Partnership Committee meeting as well as reviewed quarterly as part of the Quarterly Business Review. The Forecasted GPU Wafer Demand Percentage will be calculated based on the [****] fiscal months following and including the month that the Forecasted GPU Wafer Demand Percentage is shared with FoundryCo.

Also for GPU Products, the Actual Quarterly GPU Wafers Shipped will be calculated on a quarterly basis, along with the Actual Quarterly Total GPU Wafer Demand. The Actual Quarterly GPU Wafer Demand Percentage will then be reviewed with FoundryCo as part of the Quarterly Business Review. The Actual Quarterly GPU Wafer Demand Percentage will be calculated based on the most recent fiscal quarter prior to the date that the Actual Quarterly GPU Wafer Demand Percentage is shared with FoundryCo.

FoundryCo and AMD jointly agree that if, at any time, either the Forecasted GPU Wafer Demand Percentage or the Actual Quarterly GPU Wafer Demand Percentage falls below the designated levels as described in Section 2.1(c) of this Agreement that both companies will use commercially reasonable efforts to restore the percentage levels to their agreed upon values.

[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit D: Technical Information
The technical information that AMD may request from FoundryCo may include:
•SPICE models of varying degrees of accuracy, in concert with the state of process development at FoundryCo
•Various EDA tools support files (for example, SDK’s and PDK’s)
•lot status update reports
•Defect density trends on a per-fab basis for any technologies that are being used by AMD
•WIP status updates on all Products
•Yield status update on all Products
•Wafer sort data
•Inline trend charts for key process modules
•Inline data for specific process modules
•Process failure analysis timetables and reports, as necessary
•Detailed explanation and sharing of all relevant data for significant fab excursions
•Any qualification reports for technology and technology options (process qual, eFuse qual etc…)

Exhibit E: RMA Process
In General
Wafers that sort to less than the RMA Threshold may not be scrapped without providing AMD with prior written notice and shall be subject to the procedures set forth in Exhibit F. FoundryCo must, at AMD’s option, either credit the amounts paid for the rejected Wafers or replace the defective Wafers as set forth in this Exhibit E or Exhibit F, as applicable.
FoundryCo shall bear all packing, transportation, insurance and other costs incurred in connection with the return and replacement of defective Products. For MPU Products, in no event may FoundryCo charge AMD for replacement Wafers pursuant to this Exhibit E.
For all Wafers whose Yields fall below the RMA Threshold, FoundryCo will provide a credit or will deliver additional Wafers for the affected Products to make up for the shortfall of good Die in a manner to be determined by the Partnership Committee.
Epidemic Failure
If an Epidemic Failure occurs, or if FoundryCo or AMD believes it may be necessary to conduct a Recall, the parties will work together to promptly diagnose the problem resulting in an Epidemic Failure or requiring the Recall and establish a corrective action plan to fix the problem with the affected Products and to implement such plan immediately upon the parties’ agreement regarding the corrective action plan. If the parties cannot promptly agree upon a corrective action plan, the corrective action plan will be submitted to the Partnership Committee for resolution, or if the Partnership Committee cannot resolve the issue promptly, the parties will escalate the issue for resolution as set forth in Section 3.2 of this Agreement.
In the event of any Recall required due to (i) a manufacturing error, (ii) a breach of this Agreement by FoundryCo, or (iii) negligence or willful misconduct by FoundryCo, FoundryCo shall, subject to the terms of this Agreement: (a) replace the affected Products; or credit amounts previously paid by AMD for the affected Products against future payment obligations of AMD; and (b) reimburse (or at the election of AMD, credit) AMD for the actual costs and expenses incurred by AMD in respect of such recalled Products. Any Recall required because of a negligent act or omission in the additional manufacturing or testing, handling, storage, marketing, promotion, sale or distribution of Products, or as a result of AMD’s designs or Specifications, or other breach of this Agreement by AMD shall be at AMD’s sole expense.

Exhibit F: Product Scrapping Process
Product scrapping occurs when the manufacturing of a Product is discontinued before the Product has completed all of its processing steps in the facility.

Product scrapping can be requested by FoundryCo only if the manufacturing process has fallen out of Specification and the delivered Products are expected to not meet the desired performance range or Yield. In this occurrence, the Partnership Committee will review the factory performance excursion and AMD will decide if the Product should be scrapped. If the decision is for such Product to be scrapped, at AMD’s request, FoundryCo shall replace the affected Products or credit amounts previously paid by AMD for the affected Products against future payment obligations of AMD. In the event that AMD elects to run Products that are known to be out of Specification through the complete fabrication process, these Products will be taken from FoundryCo “AS IS”, without any warranty of any kind, and there will be no RMA or profit-sharing variances performed on the purchase order value of those scrapped Products with FoundryCo.

In addition, AMD can request Product scrapping on a case-by-case basis at AMD’s discretion. There is no limit to the number of Products that AMD can request to be scrapped. In the event that AMD requests Products to be scrapped, the Products will immediately be put on-hold at FoundryCo and an assessment will be made of where in the process the Products to be scrapped are located. The location in the process is defined by the last numerical masking step that the Products to be scrapped have been subjected to. For instance, if FoundryCo is running a process with 50 masking steps, and AMD requests a lot of Products to be scrapped, and those Products have been determined to have passed masking step 36 but have not yet passed masking step 37, the location in the process is defined as masking step 36.

In the event that AMD requests FoundryCo to scrap Products, AMD will render partial payment for the scrapped Products to FoundryCo relative to where in the process those scrapped Products are located. Using the example above, if a Product is requested by AMD to be scrapped, and the Product is determined to be at masking step 35 out of total of 50 masking steps in the technology, the Raw Wafer Cost was $200, and the Wafer Price of the Product was $1000, the scrap cost is calculated as

[Wafer Price – Raw Wafer Cost] x [percentage of total mask levels fabricated] + Raw Wafer Cost, which would be calculated as ($1000 –$200) x (35/50) + $200 which equals $760.

It is AMD’s decision whether the scrap cost is rendered to FoundryCo as an adjustment of the original purchase order pricing or through a credit note to FoundryCo, or though some other means.

Exhibit G: Manufacturing Process Qualification Procedures
Process Qualification Requirements will be reviewed on a Product-by-Product basis. In the situation where FoundryCo is making a technology offering that is not yet Qualified (for instance, in the early stages of the development of a new technology node), the parties will discuss and agree upon Specifications, the process technology to be employed, and the allowable variations in each of the following evaluation areas during the development and production phases of that technology or a specific Product.
The areas of evaluation will include at least the following:
1.Die pricing. The die pricing is calculated from the Wafer Pricing, gross die per (GDPW), and Yield.

2.Yields. AMD and FoundryCo will agree on a consistent manner in which Target Yield predictions will be made and may also monitor other parameters (such as defect densities) that are used in the calculation of Yield.

3.Alignment with 3rd party assembly houses. The manufacturing process performed by FoundryCo will adhere to the applicable sections of the Specifications that address AMD’s need to take the Wafers manufactured by FoundryCo through the die assembly process within industry acceptable quality levels.

4.Wafer-in-process Monitoring. For each process, FoundryCo must provide the ability for AMD to continuously monitor the position of Wafer orders as they progress through the FoundryCo manufacturing processes. It is expected that, starting in [****], this ability will be rendered from FoundryCo to AMD through a secure internet portal. Until the internet portal is available, FoundryCo will provide Wafer monitoring reports consistent with Exhibit D at a frequency to be agreed upon by the parties.

5.Product Life Test Procedures. AMD will perform product life tests on Products delivered from FoundryCo and will run tests including but not limited to short-term life, long-term life, and HAST (Highly Accelerated Stress Tests). The successful completion of these product life tests will be a gating item for the release of the Product to volume production at FoundryCo.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit H: Reticles/Mask
Upon request from AMD, FoundryCo shall provide mask manufacturing services to AMD, including mask data prep, at [****]. As of the Effective Date, FoundryCo shall provide mask data prep services to AMD utilizing hardware and software owned or leased by AMD. The parties agree to secure alternative hardware and software going forward. AMD acknowledges that for each new technology, mask manufacturing research and development and mask data prep may require AMD-specific [****] that will be deemed to be AMD-Specific [****] pursuant to the terms of this Agreement.
Any additional mask sets required specifically (a) for FoundryCo in connection with its technology learning, (b) for process changes introduced by FoundryCo, (c) for replacements by FoundryCo to account for normal wear and tear or (d) to enable FoundryCo to manufacture a particular Product at more than one FoundryCo location, will be at FoundryCo’s expense. AMD acknowledges that for the purpose of MPU Product pricing, mask costs may become part of the AMD MPU Specific [****].
Any new masks required by (a) design or Specification changes, (b) design learning desired by AMD, (c) process changes requested by AMD or (d) second sourcing requested by AMD or its customers will be paid by AMD at [****].
AMD and FoundryCo shall mutually agree on mask suppliers for the purpose of meeting all the required technical criteria at reasonable cost and fulfilling the [****] obligations in the Advanced Mask Technology Center. The parties acknowledge that for initial designs at each new technology node or at each process within a technology node, AMD may request, and FoundryCo may reasonably consider, early adopter incentives that may include discounted engineering, prototyping or production mask sets to AMD.
[****] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.